Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Collective Brands, Inc. (the “Company”) on Form 10-Q for the period ending July 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas G. Boessen, Division Senior Vice President — Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 31, 2011

/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President - Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)